                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         ACCLAIM ENTERTAINMENT, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                          ACCLAIM ENTERTAINMENT, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of ACCLAIM ENTERTAINMENT, INC. (the 'Company'), a Delaware corporation, will be held at The Metropolitan Club, 3 Glen Cove Road, Glen Cove, New York, on Thursday, October 1, 1998 at 10:00 A.M., for the following purposes:

          1. To elect seven directors to serve for a term of one year and until their respective successors shall be elected and shall qualify;

          2. To approve the adoption of the Company's 1998 Employee Stock Purchase Plan;

          3. To approve the adoption of the Company's 1998 Stock Incentive Plan;

          4. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending August 31, 1998; and

          5. To consider and act upon such other matters as may properly be brought before the meeting.

     Only stockholders of record at the close of business on August 24, 1998 are entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                          JAMES SCOROPOSKI
                                          Secretary

Glen Cove, New York
August 24, 1998

        IMPORTANT: THE PROMPT RETURN OF PROXIES WILL ENSURE THAT YOUR SHARES WILL BE VOTED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                          ACCLAIM ENTERTAINMENT, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 1, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ACCLAIM ENTERTAINMENT, INC. (the 'Company'), a Delaware corporation, for use at the Annual Meeting of Stockholders of the Company (the 'Meeting') to be held at The Metropolitan Club, 3 Glen Cove Road, Glen Cove, New York, on Wednesday, October 1, 1998, at 10:00 A.M., and at any adjournments thereof.

     Stockholders who execute proxies retain the right to revoke them at any time, by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Meeting. The shares represented by proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Stockholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the Meeting to serve as inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker 'non-votes' are included in the determination of the number of shares present at the Meeting for quorum purposes but broker 'non-votes' are not counted in the tabulations of the votes cast on proposals presented to stockholders. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The principal executive offices of the Company are located at One Acclaim Plaza, Glen Cove, New York 11542. The approximate date on which this Proxy Statement and the enclosed form of proxy will be first sent to stockholders is August 28, 1998.

     Stockholders of record of the common stock, par value $0.02 per share (the 'Common Stock'), of the Company at the close of business on August 24, 1998 shall be entitled to one vote for each share then held. There were issued and outstanding on said date 51,716,849 shares of Common Stock.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information as of August 24, 1998 (except as otherwise indicated) with respect to the number of shares of Common Stock beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, the number of shares of Common Stock beneficially owned by each director and nominee for director of the Company and each executive officer of the Company named in the Summary Compensation Table on page 7 who is currently employed by the Company, and the number of shares of Common Stock beneficially owned by all current executive officers, directors and nominees for director of the Company as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.

                                        AMOUNT AND      PERCENT OF
                                        NATURE OF         COMMON
                                        BENEFICIAL         STOCK
NAME AND ADDRESS                       OWNERSHIP(1)     OUTSTANDING
------------------------------------  --------------   -------------
Gregory E. Fischbach(2).............     7,531,484          13.9%
One Acclaim Plaza
Glen Cove, NY 11542

James Scoroposki(3).................     6,985,784          12.9
One Acclaim Plaza
Glen Cove, NY 11542

Franklin Resources, Inc.(4).........     7,729,200          15.0
777 Mariners Island Boulevard
San Mateo, CA 94404

Capital Guardian Trust Company(5)...     4,039,100           7.8
333 South Hope Street
Los Angeles, CA 90071

Bernard J. Fischbach(6).............       442,942             *
1925 Century Park East
Suite 1260
Los Angeles, CA 90067

Robert H. Groman(7).................       121,250             *
196 Peachtree Lane
Roslyn Heights, NY 11577

Michael Tannen(8)...................       118,625             *
90 Riverside Drive, #5B
New York, NY 10024

James Scibelli(9)...................        73,250             *
One Hollow Lane
Suite 208
Lake Success, NY 11042

Kenneth L. Coleman(10)..............        16,250             *
2011 North Shoreline Blvd.
Mountain View, CA 94043

All current executive officers,
  directors
and nominees for director as a group
(10 persons)(11)....................    15,815,094          26.7%

                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------
 *  Less than 1% of class.

 (1) Includes shares issuable upon exercise of warrants and options which are exercisable within the next 60 days.

 (2) Includes 2,610,833 shares issuable upon exercise of warrants and options, 36,276 shares held as co-trustee of trusts for the benefit of Mr. Scoroposki's children and 156,276 shares settled by Mr. G. Fischbach in trust for the benefit of his children.

 (3) Includes 2,610,833 shares issuable upon exercise of warrants and options, 156,276 shares held as co-trustee of trusts for the benefit of Mr. G. Fischbach's children and 36,276 shares settled by Mr. Scoroposki in trust for the benefit of his children.

 (4) Represents shares issuable upon conversion of 10% Convertible Subordinated Notes of the Company due 2002. Information in respect of the beneficial ownership of Franklin Resources, Inc. has been derived from its Schedule 13-G, dated November 10, 1997, filed on its behalf and on behalf of Charles
     B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. with the Securities and Exchange Commission (the 'Commission').

 (5) Information in respect of the beneficial ownership of Capital Guardian Trust Company ('CGTC') has been derived from its Schedule 13-G, dated July 9, 1998, filed on its behalf with the Commission. The Company has been advised that (a) CGTC is a bank as defined in Section 3(a) of the Securities Act of 1933, as amended (the 'Securities Act'), (b) CGTC exercised investment discretion with respect to 4,039,100 shares of Common Stock as a result of its serving as the investment manager of various institutional accounts, and (c) CGTC has the power to direct the vote of 3,608,100 shares of Common Stock.

 (6) Includes 266,666 shares issuable upon exercise of options and 156,276 shares held as co-trustee of trusts for the benefit of Mr. G. Fischbach's children.

 (7) Includes 118,750 shares issuable upon the exercise of options.

 (8) Includes 113,625 shares issuable upon the exercise of options.

 (9) Includes 56,250 shares issuable upon the exercise of options.

(10) Includes 6,250 shares issuable upon the exercise of options.

(11) Includes 6,203,373 shares issuable upon the exercise of warrants and options. In addition, one of the executive officers of the Company has entered into a voting agreement with the Company pursuant to which he has agreed to vote 22,223 shares beneficially owned by him in accordance with the recommendations of the Board of Directors of the Company and in favor of those individuals nominated by the Board of Directors of the Company for election to the Board of Directors at any annual or special meeting of the stockholders of the Company at which matters are presented to, or directors are being elected by, the stockholders of the Company.

                             ELECTION OF DIRECTORS

     Seven directors will be elected at the Meeting to serve for a term of one year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Meeting. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE PERSONS LISTED BELOW. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There is no arrangement or understanding between any director and any other person pursuant to which such person was or is to be selected as a director, except that, pursuant to the employment agreements entered into with each of Messrs. G. Fischbach and Scoroposki, the Company is obligated to use its best efforts to ensure that each of them continues to serve as a director of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE SEVEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS NAMED BELOW.

                                      PRINCIPAL                      YEAR BECAME
    NAME OF NOMINEE                  OCCUPATION                AGE   A DIRECTOR
-----------------------  -----------------------------------   ---   -----------
Gregory E. Fischbach...  Co-Chairman of the Board, President   56        1987
                         and Chief Executive Officer of the
                         Company

James Scoroposki.......  Co-Chairman of the Board, Senior      50        1987
                         Executive Vice President, Secretary
                         and Treasurer of the Company

Kenneth L. Coleman.....  Senior Vice President,                55        1997
                         Silicon Graphics, Inc.

Bernard J. Fischbach...  Attorney                              53        1987

Robert H. Groman.......  Attorney                              55        1989

James Scibelli.........  President of Roberts & Green, Inc.    48        1993

Michael Tannen.........  Chief Executive Officer and           58        1989
                         President of Tannen Media Ventures,
                         Inc.

     Gregory E. Fischbach, a founder of the Company, has been Chief Executive Officer of the Company since its formation, a member of the Board of Directors since 1987 and Co-Chairman of the Board since March 1989. Mr. Fischbach was also President of the Company from its formation to January 1990 and has been President of the Company since October 1996. From June 1986 until January 1987, he was President of RCA/Ariola International, responsible for the management of its record operations outside the U.S. and in charge of its 17 operating subsidiaries.

     James Scoroposki, a founder of the Company, has been Senior Executive Vice President since December 1993, a member of the Board of Directors since 1987, Co-Chairman of the Board since March 1989 and acting Chief Financial Officer since November 1997. Mr. Scoroposki has been Secretary and Treasurer of the Company since its formation. Mr. Scoroposki was also Chief Financial Officer of the Company from April 1988 to May 1990 and Executive Vice President of the Company from formation to November 1993. Since December 1979, he has also been the President and sole shareholder of Jaymar Marketing Inc. ('Jaymar'), a sales representation organization. See 'Certain Relationships and Related Transactions.'

     Kenneth L. Coleman has been a member of the Board of Directors since July 1997. Mr. Coleman is currently Senior Vice President, Customer and Professional Services, for Silicon Graphics, Inc. in Mountain View, California. For more than the past five years, Mr. Coleman has held several positions at Silicon Graphics, Inc. Since January 1998, Mr. Coleman has been a director of MIPS Technologies, Inc., a licensor of microprocessor architecture, in Mountain View, California.

     Bernard J. Fischbach has been a member of the Board of Directors since 1987, and has been engaged in the private practice of law in Los Angeles, California since 1976 with Fischbach, Perlstein & Lieberman LLP and its predecessor firms. See 'Certain Relationships and Related Transactions.'

     Robert H. Groman has been a member of the Board of Directors since 1989 and has, for more than the preceding five years, been a partner in the general practice law firm of Groman, Ross & Tisman, P.C. (and its predecessor firms) located in Long Island, New York. See 'Certain Relationships and Related Transactions.'

     James Scibelli has been a member of the Board of Directors since 1993 and has, since March 1986, served as president of Roberts & Green, Inc., a New York financial consulting firm offering a variety of financial and investment consulting services.

     Michael Tannen has been a member of the Board of Directors since 1989 and is currently Chief Executive Officer of Tannen Media Ventures, Inc., a media investment company. Since 1988, Mr. Tannen has been the President and Chief Executive Officer of InterVision, Inc., a subsidiary of Millicom Incorporated, a company involved in publishing, television production and home video distribution and sales. From June 1992 to October 1996, Mr. Tannen served as Chief Executive Officer of Kinnevik Media Ventures, Ltd., a media service subsidiary of A.B. Kinnevik, a Swedish conglomerate engaged, among other things, in international satellite television broadcasting, cable television networks and cellular mobile telephone and paging operations. From June 1992 to October 1996, Mr. Tannen also served as Chief Executive Officer of Television Holdings International, S.A., a wholly-owned subsidiary of A.B. Kinnevik.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, the members of which are Messrs. Coleman, Groman, Scibelli and Tannen. The Audit Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with recommending to the Board of Directors the engagement or discharge of independent public accountants, reviewing the plan and results of the auditing engagement with the officers of the Company, and reviewing with the officers of the Company the scope and nature of the Company's internal accounting controls. During the fiscal year ended August 31, 1997, the Audit Committee met, or acted by unanimous written consent, on ten occasions.

     The Board of Directors also has a Compensation and Stock Option Committee (the 'Compensation Committee'), the members of which are Messrs. Coleman and Scibelli. The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with determining compensation packages for the Chief Executive Officer and the Senior Executive Vice President of the Company, establishing salaries, bonuses and other compensation for the Company's executive officers and with administering the Company's 1998 Stock Incentive Plan (the 'Plan'), the Company's 1998 Employee Stock Purchase Plan (the '1998 Purchase Plan'), the Company's 1988 Stock Option Plan (the '1988 Plan') and the Company's 1995 Restricted Stock Plan and recommending to the Board of Directors changes to such plans. During the fiscal year ended August 31, 1997, the Compensation Committee met, or acted by unanimous written consent, on six occasions.

     The Board of Directors also has an Executive Committee (the 'Executive Committee'), the members of which are Messrs. Coleman, Scibelli and Scoroposki. The Executive Committee has such powers as may be assigned to it by the Board of Directors from time to time. It is currently charged with recommending to the Board of Directors the criteria for candidates to the Board of Directors, the size of the Board of Directors, the number of committees of the Board of Directors and their sizes and functions, and the selection of Board of Directors' candidates and committee members and rotation of committee members. In addition, the Executive Committee is responsible for establishing and implementing an annual evaluation process for the Chief Executive Officer and the Board of Directors and periodically assessing the overall composition of the Board of Directors to ensure an effective membership mix and, when appropriate, recommending to the Board of Directors a chief executive officer succession plan and succession process. During the fiscal year ended August 31, 1997, the Executive Committee met, or acted by unanimous written consent, on three occasions.

     During the fiscal year ended August 31, 1997, the Board of Directors met, or acted by unanimous written consent, on 15 occasions. All of the directors attended at least 75% of the aggregate number of meetings of the

Board of Directors and meetings of the Committees of the Board of Directors of which such director is a member.

     Messrs. Gregory E. and Bernard J. Fischbach are brothers. There is no family relationship among any other directors or executive officers of the Company.

EXECUTIVE OFFICERS

     Set forth below is certain information with respect to other current executive officers of the Company:

     Rodney Cousens, 47, became an executive officer of the Company in August 1998. Mr. Cousens has been President and Chief Operating Officer--International of Acclaim Europe, a division of the Company, since October 1996. From June 1994 to October 1996, Mr. Cousens was President of Acclaim Europe, and from March 1991 to June 1994, he was Vice President of Acclaim Europe.

     Paul Eibeler, 43, became an executive officer of the Company in August 1998. Mr. Eibeler has been Vice President and General Manager of the Company since July 1997. From January 1994 to July 1997, Mr. Eibeler was Vice President of Impact, Inc., and from June 1991 to January 1994, he was Vice President and a partner of Impact International, each a marketer of licensed toy and school supplies.

     Darrin Stubbington, 31, became an executive officer of the Company in August 1998. Mr. Stubbington has been Executive Vice President and General Manager of Acclaim Studios, a division of the Company, since August 1998 and was Vice President of Product Development at Iguana Entertainment, Inc. from August 1991 to August 1998. Iguana Entertainment, Inc. was purchased by the Company in January 1995.

     There is no arrangement or understanding between any executive officer and any other person regarding selection of such person as an executive officer.

     The executive officers of the Company are elected annually by the Board of Directors and hold office until their respective successors are elected and qualify.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and representations from its directors and executive officers, the Company believes that, during the fiscal year ended August 31, 1997, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table summarizes all plan and non-plan compensation awarded to, earned by or paid to the Company's Chief Executive Officer and its four most highly compensated executive officers, other than the Chief Executive Officer (together, the 'Named Executive Officers'), who were serving as executive officers during and at the end of the last completed fiscal year ended August 31, 1997 for services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three fiscal years:

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                    --------------
                                                                        AWARDS
                                                                    --------------      ALL OTHER
                                      ANNUAL COMPENSATION             SECURITIES      COMPENSATION*
                                --------------------------------      UNDERLYING      --------------
 NAME AND PRINCIPAL POSITION    YEAR    SALARY ($)    BONUS ($)      OPTIONS (#)           ($)
-----------------------------   ----    ----------    ----------    --------------    --------------
Gregory E. Fischbach ........   1997     $ 775,000             0              0          $ 21,600
  Co-Chairman, President and    1996       775,000             0        150,000            19,200
  Chief Executive Officer       1995       775,000    $2,775,000        150,000            19,200

James Scoroposki ............   1997       500,000             0              0             5,500
  Co-Chairman, Senior           1996       500,000             0        150,000             5,100
  Executive Vice President,     1995       500,000     2,350,000        150,000             4,600
  Treasurer and Secretary

J. Mark Hattendorf ..........   1997       275,000             0        315,000(1)              0
                                1996       250,000             0              0                 0

Robert Holmes(2) ............   1997       605,000             0              0                 0
                                1996       605,000             0              0             6,000
                                1995       550,000     2,350,000        325,000             6,000

Anthony Williams(3) .........   1997       225,000             0        392,500(4)          2,300
                                1996       225,000             0              0             2,100
                                1995       225,000        45,000        140,000             2,000

------------------
 * Represents dollar value of insurance premiums paid by the Company during the fiscal year with respect to term life insurance for the benefit of the Named Executive Officers.

(1) On October 28, 1996, the Company granted to Mr. Hattendorf options to purchase an aggregate of 165,000 shares of Common Stock at an exercise price of $3.94 per share, which options are included in fiscal 1997 and were granted in lieu of, and subject to the cancellation of, options previously granted in fiscal 1996. Mr. Hattendorf resigned from his position with the Company effective as of November 7, 1997. Pursuant to an agreement effective as of November 7, 1997 between the Company and Mr. Hattendorf, the Company agreed to grant Mr. Hattendorf options to purchase 165,000 shares of Common Stock exercisable at a price of $3.9735 per share, which options vested immediately and remain exercisable for one year thereafter. All other options granted to Mr. Hattendorf expired effective as of November 7, 1997. See '--Employment Contracts, Termination of Employment and Change-in-Control Arrangements.'

(2) Mr. Holmes relinquished his position as President of the Company on October 3, 1996. See '--Employment Contracts, Termination of Employment and Change-in-Control Arrangements.'

(3) Mr. Williams was an Executive Vice President of the Company from July 1996 to February 1998, at which time he resigned from his position with the Company. See '--Employment Contracts, Termination of Employment and Change-in-Control Arrangements.'

(4) On October 28, 1996, the Company granted to Mr. Williams options to purchase an aggregate of 392,500 shares of Common Stock at an exercise price of $3.94 per share, which options are included in fiscal 1997 and were granted in lieu of, and subject to the cancellation of, options previously granted.

     No restricted stock awards, stock appreciation rights ('SAR's) or long-term incentive plan awards (all as defined in the proxy regulations promulgated by the Commission) were awarded to, earned by, or paid to the Named Executive Officers during any of the Company's last three fiscal years.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the 1988 Plan granted to the Named Executive Officers during the fiscal year ended August 31, 1997.

                                            INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE VALUE
                          ------------------------------------------------------    AT ASSUMED ANNUAL RATES OF
                           NUMBER OF       PERCENT OF                                          STOCK
                           SECURITIES     TOTAL OPTIONS                               PRICE APPRECIATION FOR
                           UNDERLYING      GRANTED TO      EXERCISE                         OPTION TERM
                            OPTIONS       EMPLOYEES IN      PRICE     EXPIRATION    ---------------------------
          NAME            GRANTED (#)      FISCAL YEAR      ($/SH)       DATE          5%($)          10%($)
------------------------  ------------   ---------------   --------   ----------    ------------   ------------
Gregory E. Fischbach....           0             NA             NA            NA              NA             NA
James Scoroposki........           0             NA             NA            NA              NA             NA
J. Mark Hattendorf(1)...     165,000            1.2%        $ 3.94    10/28/2006    $    424,970   $  1,061,770
                             150,000            1.1           4.88     2/26/2007         246,087        824,995
Robert Holmes(2)........           0             NA             NA            NA              NA             NA
Anthony Williams(3).....     392,500            2.8           3.94    10/28/2006       1,010,915      2,525,726
All Stockholders(4).....          --             --             --            --     124,893,442    316,504,503

------------------
(1) Mr. Hattendorf resigned from his position with the Company effective as of November 7, 1997. Pursuant to an agreement effective as of November 7, 1997 between the Company and Mr. Hattendorf, the Company agreed to grant Mr. Hattendorf options to purchase 165,000 shares of Common Stock exercisable at a price of $3.9735 per share, which options vested immediately and remain exercisable for one year thereafter. All other options granted to Mr. Hattendorf expired effective as of November 7, 1997. See '--Employment Contracts, Termination of Employment and Change-in-Control Arrangements.'

(2) Mr. Holmes relinquished his position as President of the Company on October 3, 1996. See '--Employment Contracts, Termination of Employment and Change-in-Control Arrangements.'

(3) Mr. Williams resigned from his position as Executive Vice President of the Company effective February 2, 1998. See '--Employment Contracts, Termination of Employment and Change-in-Control Arrangements.'

(4) These figures were calculated assuming that the price of the 49,648,000 shares of Common Stock issued and outstanding on August 31, 1997 increased from $4.00 per share at compound rates of 5% and 10% per year for ten years. The purpose of including this information is to indicate the potential realizable value at the assumed annual rates of stock price appreciation for the ten-year option term for all of the Company's stockholders.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to each exercise of stock options during the fiscal year ended August 31, 1997 by the Named Executive Officers and the value at August 31, 1997 of unexercised stock options held by the Named Executive Officers.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                               VALUE               OPTIONS               IN-THE-MONEY OPTIONS AT
                           SHARES ACQUIRED    REALIZED     AT FISCAL YEAR-END (#)          FISCAL YEAR-END ($)
          NAME             ON EXERCISE (#)      ($)       EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE(1)
------------------------   ---------------    --------    -------------------------    ----------------------------
Gregory E. Fischbach....           0            $  0          1,515,000/150,000              $    1,414,689/0
James Scoroposki........           0               0          1,575,000/150,000                   1,414,689/0
Robert Holmes(2)........           0               0          1,550,418/108,334                     920,919/0
J. Mark Hattendorf(3)...           0               0                  0/315,000                      0/10,313
Anthony Williams (4)....           0               0            183,333/359,167                301,771/22,448

------------------
(1) Fair market value of securities underlying the options at fiscal year end minus the exercise price of the options.

(2) Mr. Holmes relinquished his position as President of the Company on October 3, 1996. See '--Employment Contracts, Termination of Employment and Change-in-Control Arrangements.'

(3) Mr. Hattendorf resigned from his position with the Company effective as of November 7, 1997. Pursuant to an agreement effective as of November 7, 1997 between the Company and Mr. Hattendorf, the Company agreed to grant Mr. Hattendorf options to purchase 165,000 shares of Common Stock exercisable at a price of $3.9735 per share, which options vested immediately and remain exercisable for one year thereafter. All other options granted to Mr. Hattendorf expired effective as of November 7, 1997. See '--Employment Contracts, Termination of Employment and Change-in-Control Arrangements.'

(4) Mr. Williams resigned from his position as Executive Vice President of the Company effective February 2, 1998. See '--Employment Contracts, Termination of Employment and Change-in-Control Arrangements.'

                           10-YEAR OPTION REPRICINGS

     During the fiscal year ended August 31, 1997, the Compensation Committee granted stock options in lieu of, and subject to the cancellation of, options previously granted to certain of the Named Executive Officers as of August 31, 1997 as set forth below:

                                                                                                   LENGTH OF
                                        NUMBER OF                       EXERCISE                   ORIGINAL
                                        SECURITIES     MARKET PRICE     PRICE AT                  OPTION TERM
                                        UNDERLYING      OF STOCK AT      TIME OF                 REMAINING AT
                                         OPTIONS          TIME OF       REPRICING      NEW          DATE OF
                                       REPRICED OR     REPRICING OR        OR        EXERCISE    REPRICING OR
         NAME               DATE       AMENDED (#)     AMENDMENT ($)    AMENDMENT     PRICE        AMENDMENT
-----------------------   ---------    ------------    -------------    ---------    --------    -------------
Gregory E. Fischbach...          NA            NA             NA            NA            NA          NA
James Scoroposki.......          NA            NA             NA            NA            NA          NA
Robert Holmes..........          NA            NA             NA            NA            NA          NA
J. Mark Hattendorf.....    10/28/96       165,000(1)       $3.94           (2)        $ 3.94        7/23/06
Anthony Williams.......    10/28/96       392,500           3.94           (3)          3.94          (3)

                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------
(1) Pursuant to an agreement effective as of November 7, 1997 between the Company and Mr. Hattendorf, the Company agreed to grant Mr. Hattendorf options to purchase 165,000 shares of Common Stock exercisable at a price of $3.9735 per share, which options vested immediately and remain exercisable for one year thereafter. All other options, including options granted to Mr. Hattendorf in fiscal 1997 in lieu of options granted in fiscal 1996, expired effective November 7, 1997.

(2) 39,999 of such options were exercisable at $7.50 per share and 125,001 of such options were exercisable at $6.375 per share.

(3) Of such original options, 52,500, at an exercise price of $5.9167 per share, were to expire on August 30, 2002; 100,000, at an exercise price of $11.2625 per share, were to expire on April 13, 2004; 100,000, at an exercise price of $17.00 per share, were to expire on August 14, 2004; and 140,000, at an exercise price of $13.75 per share, were to expire on February 28, 2005. Of the new options, 100,000 vested in three equal installments on April 28, 1997, June 28, 1997 and June 28, 1998; and 78,166, 78,167, 108,167, 14,000
    and 14,000 vested on the first, second, third, fourth and fifth anniversaries, respectively, of the date of grant, which was similar to the vesting schedule of the original options. On February 2, 1998, Mr. Williams resigned from all positions held with the Company and its subsidiaries and all options granted to him expired, to the extent not theretofore exercised, in April 1998 upon termination of his consultancy period. See '--Employment Contracts, Termination of Employment and Change-in-Control Arrangements.'

          COMPENSATION COMMITTEE REPORT ON REPRICING OF STOCK OPTIONS

     The Compensation Committee believes that stock options are the most effective way of aligning the long-term interests of employees with those of stockholders. In October 1996, the Compensation Committee considered the broad decline in the price of the Common Stock, which had resulted in a disparity between the original exercise prices of a substantial number of outstanding options under the 1988 Plan as compared to the then current, and comparatively lower, market price. In the Compensation Committee's view, such options did not provide a meaningful incentive or retention device to the employees holding those stock options and, accordingly, on October 28, 1996, the Compensation Committee determined to grant options to purchase stock to substantially all employees of the Company (other than Messrs. G. Fischbach and J. Scoroposki) in lieu of, and subject to cancellation of, options previously granted to them whose exercise price was higher than the then current market price. As part of such Company-wide grant, options were granted to Messrs. Hattendorf and Williams at the then current market price.

                             Compensation Committee

           Kenneth L. Coleman                        James Scibelli

DIRECTORS' COMPENSATION

     Directors who are not also employees of the Company receive a $10,000 annual fee, reimbursement of expenses for attending meetings of the Board of Directors and are generally entitled to receive an annual grant of options to purchase 18,750 shares of Common Stock under the Plan. In addition, options may be granted under the Plan to non-employee directors who render services to the Company and who are not also members of the Compensation Committee. See 'Certain Relationships and Related Transactions.' In fiscal 1997, Mr. B. Fischbach received options under the 1988 Plan to purchase 200,000 shares of Common Stock at an exercise price of $4.875 per share in consideration of services rendered to the Company. In fiscal 1998, Messrs. Groman and Tannen each received options under the 1988 Plan to purchase 95,000 shares of Common Stock at an exercise price of $3.656 per share in consideration of services rendered to the Company.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     The Company has employment agreements with each of Gregory Fischbach and James Scoroposki, providing for Mr. G. Fischbach's employment as President and Chief Executive Officer and for Mr. Scoroposki's employment as Senior Executive Vice President, Secretary and Treasurer, for terms expiring in August 2000.

     The agreements with Messrs. G. Fischbach and Scoroposki provide for annual base salaries of $775,000 and $500,000, respectively, for the term of the agreements. In addition, each of the agreements provides for annual bonus payments to Mr. Fischbach in an amount equal to 3.25% of the Company's net pre-tax profits for each fiscal year and to Mr. Scoroposki in an amount equal to 2.75% of the Company's net pre-tax profits for each fiscal year. The agreement with Mr. Scoroposki specifically allows him to devote that amount of his business time to the business of certain sales representative organizations controlled by him as does not interfere with the services to be rendered by him to the Company. The sales representative organizations under his control have officers and employees who oversee the operations of such organizations. Mr. Scoroposki attends board meetings of such companies but has no active involvement in their day-to-day operations. Under the agreements, the Company provides each of Messrs. G. Fischbach and Scoroposki with $2 million term life insurance and disability insurance.

     If the employment agreement of either of Messrs. G. Fischbach or Scoroposki is terminated within one year after occurrence of a change in control of the Company (other than a termination for cause) or if either of Messrs. G. Fischbach or Scoroposki terminates his employment agreement upon the occurrence of both a change in control of the Company and a change in the circumstances of his employment, he would be entitled to receive severance benefits in an amount equal to the total of (i) three years' base salary and (ii) three times the largest bonus paid to him for the three fiscal years immediately preceding any such termination of his employment.

     The Company had an agreement in principle with Mr. Robert Holmes for his employment as President and Chief Operating Officer, which provided for an annual base salary of $605,000. The term of the agreement was to expire on August 31, 1999. In October 1996, Mr. Holmes relinquished his roles as President and Chief Operating Officer, but remained an employee of the Company under an agreement in principle as a special advisor to the Board of Directors reporting to Mr. G. Fischbach. On February 3, 1997, Mr. Holmes relinquished his position as a director of the Company and of its subsidiaries. The Company and Mr. Holmes entered into a severance, settlement and consulting agreement pursuant to which the parties agreed, among other things, that Mr. Holmes would provide consulting services to the Company during the period commencing March 4, 1998 and ending August 31, 1999. The Company agreed to pay Mr. Holmes an aggregate of $1.4 million during the period commencing March 13, 1998 and ending May 21, 1999. All existing stock options granted to Mr. Holmes vest and become exercisable according to their terms during the consultancy period and, to the extent not theretofore exercised, will expire at the termination of the consultancy period.

     The Company also had an agreement in principle with Mr. Williams for his employment as Executive Vice President and Chief Financial and Accounting Officer, which provided for an annual base salary of $225,000. In July 1996, Mr. Williams resigned from his roles as Chief Financial and Accounting Officer, but retained his role as Executive Vice President. On February 2, 1998, Mr. Williams resigned from all positions held with the Company and its subsidiaries. The Company and Mr. Williams entered into a severance, settlement and consulting agreement pursuant to which the parties agreed, among other things, that Mr. Williams would provide consulting services to the Company through April 13, 1998. All existing stock options granted to Mr. Williams vested and became exercisable according to their terms during the consultancy period and, to the extent not theretofore exercised, expired on April 13, 1998.

     Each of the agreements with Messrs. G. Fischbach and Scoroposki provides that, in the event of a change in control of the Company and a change in the circumstances of his employment, all options theretofore granted to each of them shall vest and become immediately exercisable and the Company has agreed to indemnify each of them against any excise taxes imposed on such executive by section 4999(a) of the Internal Revenue Code of 1986, as amended (the 'Code') (including all applicable taxes on such indemnification payment).

     Each of the agreements with Messrs. G. Fischbach and Scoroposki prohibits disclosure of proprietary and confidential information regarding the Company and its business to anyone outside the Company both during and subsequent to employment. In addition, the employees agree, for the duration of their employment with the

Company and for one year thereafter, not to engage in any competitive business activity, nor to persuade or attempt to persuade any customer, software developer, licensor, employee or other party with whom the Company has a business relationship to sever its ties with the Company or reduce the extent of its relationship with the Company.

     In addition, at the end of their respective terms, if the agreements with each of Messrs. G. Fischbach and Scoroposki are not renewed on substantially similar terms, the employee would be entitled to receive severance benefits in an amount equal to the total cash compensation paid to him during the 12-month period immediately preceding such termination of his employment.

     The Company had an employment agreement with Mr. Hattendorf for his employment as Chief Financial Officer of the Company, which provided for an annual base salary of $275,000. Mr. Hattendorf resigned from his positions with the Company effective as of November 7, 1997. Pursuant to an agreement effective as of November 7, 1997 between the Company and Mr. Hattendorf, the Company agreed to grant Mr. Hattendorf options to purchase 165,000 shares of Common Stock exercisable at a price of $3.9735 per share, which options vested immediately and remain exercisable for one year thereafter. All other options previously granted to Mr. Hattendorf expired immediately upon the termination of his employment with the Company.

BENEFIT PLANS

     The Company does not have a pension plan. For information with respect to options granted to executive officers of the Company under the 1988 Plan, see page 8.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee for the fiscal year ended August 31, 1997 were Messrs. Coleman (partial year), Scibelli and Tannen (partial year), who are intended to be 'non-employee directors' within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 (the 'Exchange Act') and 'outside directors' within the contemplation of section 162(m)(4)(C)(i) of the Code. There were no interlocks or insider participation (as defined in the proxy regulations promulgated by the Commission) between the Board of Directors or the Compensation Committee thereof and the board of directors or compensation committees of any other company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is charged with determining compensation packages for the Chief Executive Officer and the Senior Executive Vice President and administering the 1988 Purchase Plan, the Plan, the 1988 Plan and the Company's 1995 Restricted Stock Plan. The Compensation Committee is also responsible for determining, based on recommendations made by the Chief Executive Officer and Senior Executive Vice President, compensation packages for other executive officers of the Company.

     The Compensation Committee recognizes the critical role that the current executive officers have played in the significant growth and success of the Company. Further, the Compensation Committee recognizes that the services of these same executive officers are crucial to the Company's continued success. Therefore, the primary objective of each executive's compensation package is to provide a remuneration opportunity that will motivate and retain the key executives of the Company in order to further ensure the Company's future.

     Based on this belief, the Compensation Committee adopted the following basic principles for compensating the executive, management and employee group:

     o  the current executive team must be kept intact;
     o  compensation plans should reward individual and corporate achievement;
     o shift a portion of fixed compensation expenses to variable compensation expenses; and
     o short and long-term incentives must be effectively balanced to satisfy both the short and long-term needs of the Company.

     Periodically, the Compensation Committee reviews the financial performance and related executive pay levels of a select group of companies in the media and entertainment industries. It is the goal of the

Compensation Committee that salaries for its top executives be in the 50th to 75th percentile range. If warranted by the profitability of the Company, the Compensation Committee believes that executives should have an opportunity to exceed the 75th percentile. To date, the effective mixing of annual bonuses based on pre-tax profits and stock options has contributed significantly to the retention, motivation and success of the Company's executive team.

     The Compensation Committee is also aware that, with the convergence of various segments of the telecommunications, consumer electronics/computer, media and entertainment industries and the growth of interactive technologies, a number of large telecommunications, consumer electronics/computer, media and entertainment companies have entered or are actively considering entering the Company's market. Based on the potential opportunities in the growing multi-media market, these organizations have the incentives and ability to make a substantial investment in the Company's line of business. To penetrate this market quickly, it would be necessary for them to recruit experienced key executives. Considering the limited pool of executives with the necessary experience, the Compensation Committee is concerned that the Company's current executives would be sought after by such competitors.

     In order to assess the risk of potential competing pay packages that may be offered to the Company's executives by large telecommunications, consumer electronics/computer, media and entertainment companies, the Compensation Committee had conducted research regarding compensation practices at a select group of these companies.

     Based on the results of such research and the Compensation Committee's own knowledge of compensation packages for comparable positions at other companies, both public and private, the Compensation Committee devised pay packages that consist of three components, each designed to achieve a distinctive objective:

     Base Salary provides regular compensation for services rendered at a sufficient level to retain and motivate its executive officers.

     Annual Bonus provides an incentive and reward for short-term financial success. For the top two executives, annual bonuses are based solely on the Company's net pre-tax profits. This eliminates Compensation Committee discretion in determining annual bonuses. For all other employees, annual bonuses are determined based on the recommendation of the President of the Company and are based primarily on the Company's performance, individual performance, the performance of the Company group or division in which the individual works and other relevant factors.

     Stock Options have and continue to be an integral part of the pay package of executives as well as all employees. Options have kept the Company's key management team in place since the Company's inception and have provided a unique compensation opportunity. The Compensation Committee believes that stock options, which are designed to focus attention on stock values, are the most effective way of aligning the long-term interests of executives, managers and employees with those of the Company's stockholders. Options are customarily granted at prices equal to the fair market value at the date of grant, are not exercisable until the first anniversary of the date of grant and do not become fully exercisable until the third anniversary of the date of grant. Options generally remain exercisable during employment until the tenth anniversary of the date of grant, which provides executives an incentive to increase stockholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years. Options are generally granted to the Co-Chairmen of the Company by the Compensation Committee and to the Company's other executive officers and its other employees by the Compensation Committee based on the recommendation of the Co-Chairmen of the Company.

     The Company is subject to Section 162(m) of the Code, which limits the deductibility of certain compensation payments to its executive officers. The Company does not have a policy requiring the Compensation Committee to qualify all compensation for deductibility under this provision. The Compensation Committee's current view is that any non-deductible amounts will be immaterial to the Company's financial or tax position, and that the Company derives substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Compensation Committee considers the net cost to the Company in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs. The Company believes that any compensation expense incurred in connection with the exercise of stock options under the 1988 Plan and the Plan will continue to be deductible as performance-based compensation.

  Compensation of Chief Executive Officer

     The Compensation Committee and the Board of Directors recognize the unique skills and experience of the Chief Executive Officer. The goal of the Compensation Committee in developing a pay package for the Chief Executive Officer was to provide a significant incentive to motivate and retain his services for a significant term. The current agreement with the Chief Executive Officer, which expires in August 2000, provides:

  Salary

     A base salary of $775,000 per year with no increase in base salary provided during the term of the agreement. Increases in compensation will come solely as a result of increases in the Company's pre-tax profits and increases in stock market prices as described below.

  Annual Bonus

     An annual bonus of 3.25% of net pre-tax profits, if any, will be paid to the Chief Executive Officer. The Compensation Committee believes that the bonus structure provides the Chief Executive Officer with sufficient incentive. During the fiscal year ended August 31, 1997, the Chief Executive Officer did not receive a bonus since the Company did not meet the pre-tax profit target as set forth in his employment agreement.

  Stock Options

     Stock option grants are determined annually and options will generally vest equally over a three year period. In the fiscal year ended August 31, 1997, the Chief Executive Officer did not receive options to purchase shares of Common Stock. Under the Plan, in no event will the Chief Executive Officer receive options to purchase more than 400,000 shares in any single year.

     Unlike most large media and entertainment companies, no pension plan is provided for the Company's executives. The Compensation Committee believes that these programs at other companies are substantial. It believes, however, that compensation is more effectively used by the application of the components described above.

     In setting the above compensation package a number of factors were considered, including:

     o the total return to stockholders of the Company as compared to competitor companies during the five years prior to the execution of the employment agreement;

     o  the unique skills and experience of the Chief Executive Officer;

     o total compensation of key executives at a select group of entertainment and media companies; and

     o the importance of the Chief Executive Officer to the continued growth and success of the Company and the need to provide him with a significant incentive to motivate and retain his services for a five-year period.

                             Compensation Committee

                Kenneth L. Coleman                 James Scibelli

                               PERFORMANCE GRAPH

     The following performance graph is a line graph comparing the yearly change in the cumulative total stockholder return on the Common Stock against the cumulative return of The Nasdaq Stock Market (U.S. Companies) Index and the Dow Jones Entertainment and Leisure-Recreational Products and Services Index for the five fiscal years ended August 31, 1997.



                                    GRAPH




                                              DOW JONES
                                             ENTERTAINMENT
                                                   &
                             ACCLAIM      LEISURE-RECREATIONAL
                          ENTERTAINMENT      PRODUCTS & SVCS          NASDAQ-US
                          -------------      ---------------          ---------

         Aug-92             100.00                100.00                100.00
         Sep-92             128.17                102.01                103.58
         Oct-92             143.67                102.02                107.47
         Nov-92             170.43                110.16                115.91
         Dec-92             204.23                110.99                120.21
         Jan-93             245.08                121.90                123.66
         Feb-93             191.55                123.17                119.12
         Mar-93             216.90                123.52                122.55
         Apr-93             208.46                116.38                117.46
         May-93             291.55                126.01                124.40
         Jun-93             336.62                123.65                125.01
         Jul-93             350.70                122.68                125.14
         Aug-93             295.78                132.71                131.92
         Sep-93             331.00                135.14                135.46
         Oct-93             323.95                145.36                138.38
         Nov-93             276.07                141.92                133.97
         Dec-93             239.44                140.05                137.95
         Jan-94             249.30                142.46                142.15
         Feb-94             288.74                141.90                140.73
         Mar-94             154.93                128.97                132.03
         Apr-94             159.16                124.64                130.32
         May-94             197.19                131.35                130.56
         Jun-94             182.75                125.15                125.37
         Jul-94             171.13                129.07                128.24
         Aug-94             191.56                131.48                135.96
         Sep-94             191.56                126.42                135.72
         Oct-94             195.78                125.83                138.07
         Nov-94             176.06                124.50                133.24
         Dec-94             161.98                128.69                133.53
         Jan-95             158.46                134.58                134.11
         Feb-95             160.57                141.92                140.95
         Mar-95             195.78                144.90                145.12
         Apr-95             169.02                148.19                149.88
         May-95             192.26                154.79                153.53
         Jun-95             207.75                155.94                165.76
         Jul-95             267.61                161.02                177.80
         Aug-95             284.52                159.01                181.15
         Sep-95             290.15                158.88                185.31
         Oct-95             266.21                158.03                183.99
         Nov-95             237.33                167.15                188.09
         Dec-95             139.44                163.86                186.84
         Jan-96             121.13                177.78                188.20
         Feb-96             141.55                180.09                195.35
         Mar-96             119.02                177.08                195.59
         Apr-96             116.20                178.13                211.41
         May-96             135.22                176.79                220.81
         Jun-96             108.45                179.70                210.44
         Jul-96              85.92                164.71                191.89
         Aug-96              91.55                163.96                202.71
         Sep-96              87.33                179.72                217.88
         Oct-96              55.64                180.30                216.92
         Nov-96              58.45                194.80                229.54
         Dec-96              36.62                184.52                229.26
         Jan-97              56.52                191.94                245.04
         Feb-97              59.86                195.85                232.45
         Mar-97              53.52                187.49                216.95
         Apr-97              38.03                200.12                223.89
         May-97              46.48                206.29                248.67
         Jun-97              46.48                205.69                256.09
         Jul-97              46.48                209.16                283.03
         Aug-97              45.07                201.72                281.88


     Value of $100 invested over five years:

     Acclaim Entertainment, Inc. Common Stock...................... $ 45.07
     The Nasdaq Stock Market (U.S. Companies) Index................ $281.88
     Dow Jones Entertainment and Leisure--Recreational
         Products and Services Index............................... $201.72

                 APPROVAL OF 1998 EMPLOYEE STOCK PURCHASE PLAN

     Effective as of May 4, 1998, the Board of Directors adopted, at the recommendation of the Compensation Committee and subject to stockholder approval, the 1998 Employee Stock Purchase Plan (the '1998 Purchase Plan').

     The following summary of certain features of the 1998 Purchase Plan is qualified in its entirety by reference to the full text of the 1998 Purchase Plan, which is attached to this Proxy Statement as Exhibit A. All capitalized terms used but not defined herein have the respective meanings ascribed to them in the 1998 Purchase Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1998 PURCHASE PLAN.

NATURE AND PURPOSE OF THE PLAN

     The purpose of the 1998 Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase shares of Common Stock through payroll deductions. The Company intends that the 1998 Purchase Plan qualify as an 'Employee Stock Purchase Plan' under Section 423 of the Code. Accordingly, the provisions of the 1998 Purchase Plan are to be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

DURATION AND MODIFICATION

     The 1998 Purchase Plan will terminate not later than May 3, 2018. The Board of Directors may at any time and for any reason terminate or amend the 1998 Purchase Plan as it may deem advisable. However, the Board of Directors may not, without approval by the stockholders of the Company, increase the number of shares of Common Stock as to which options to purchase through payroll deductions may be granted under the 1998 Purchase Plan, change the manner of determining share prices or change the class of persons eligible to participate in the 1998 Purchase Plan.

ADMINISTRATION OF THE PLAN

     The 1998 Purchase Plan is administered by the Compensation Committee, currently consisting of two non-employee directors. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board of Directors, and the members of the Compensation Committee will not be compensated for serving on the Compensation Committee. Currently, the Compensation Committee is comprised of Messrs. Coleman and Scibelli.

OFFERING PERIODS

     Options are granted under the 1998 Purchase Plan to purchase shares of Common Stock in consecutive 24-month offering periods, each divided into four six-month exercise periods, with a new offering period commencing on or about each June 1 and December 1.

SECURITIES SUBJECT TO THE PLAN; MARKET PRICE

     The number of shares of Common Stock reserved for sale under the 1998 Purchase Plan is 3,000,000. If, on the offering date of an offering period, the total number of shares which would otherwise be subject to options under the 1998 Purchase Plan exceeds the number of shares then available under the 1998 Purchase Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company is required to make a pro rata allocation of the shares available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company is required to give written notice of such reduction in the number of shares subject to option to each participant affected thereby and to return any excess funds accumulated in each participant's account as soon as practicable after the affected exercise date of such offering period.

     The closing sale price of a share of Common Stock on The Nasdaq Stock Market's National Market on August 24, 1998 was $7.00.

ELIGIBILITY

     Each employee of the Company and its participating subsidiaries (as designated by the Board of Directors) who is customarily employed for at least 20 hours per week and more than five months in a calendar year is eligible to participate under the 1998 Purchase Plan, provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by Section 423(b) of the Code. As of August 24, 1998, approximately 430 people were eligible to participate in the 1998 Purchase Plan.

PARTICIPATION

     An employee may become a participant in the 1998 Purchase Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with payroll not less than 15 days prior to the offering date of the first offering period with respect to which it is to be effective, unless a later time for filing the subscription agreement is set by the Compensation Committee for all eligible employees with respect to such offering period. Payroll deductions will be equal to the percentage of compensation (not to exceed 10%) specified by the participant. Once enrolled, the employee remains enrolled in each subsequent offering period of the 1998 Purchase Plan at the designated payroll deduction unless the employee withdraws by providing the Company with written notice of withdrawal or files a new subscription agreement prior to the applicable offering date changing the employee's designated payroll deduction. An employee may participate in only one offering period at a time.

PURCHASE PRICE

     The purchase price per share at which shares of Common Stock are to be sold under the 1998 Purchase Plan is the lower of: (i) 85% of the fair market value of a share of Common Stock at the offering date; and (ii) 85% of the fair market value of a share of Common Stock at the exercise date. The fair market value of the Common Stock on any date, if the Common Stock is then listed on a national securities exchange or traded on the NASDAQ National Market System, shall be equal to the closing sale price of a share of Common Stock on the business day preceding such date or, if there is no sale of the Common Stock on such business day, the average of the bid and asked prices on such exchange or system at the close of trading on such business day or, if the shares of Common Stock are not then listed on a national securities exchange or such system on such date, the fair market value of a share of Common Stock on such date as shall be determined in good faith by the Board of Directors.

PURCHASE OF SHARES

     The maximum number of shares a participant may purchase during each offering period shall be equal to the lesser of (i) the quotient obtained by dividing $50,000 by the fair market value of a share of Common Stock on the offering date and (ii) the 'Maximum Cap' for each offering period, subject to certain limitations set forth in the Code and availability of shares under the 1998 Purchase Plan. The 'Maximum Cap' for each offering period shall be the number of shares purchasable under the 1998 Purchase Plan during that offering period with the maximum payroll deductions permitted by the 1998 Purchase Plan, based upon the fair market value of the Common Stock at the beginning of the offering period.

     Unless a participant withdraws from the offering period, his option to purchase shares will be exercised automatically at each exercise date, and the maximum number of full shares subject to option will be purchased at the applicable option price with the accumulated payroll deductions in his account. The shares purchased shall be deemed to be transferred to the participant on the exercise date. During his lifetime, a participant's option to purchase shares under the 1998 Purchase Plan may be exercised only by the participant.

VOTING RIGHTS

     Participants do not have any interest or voting rights in shares covered by their options until the options have been exercised.

ADJUSTMENTS

     The number of shares available for grant or covered by each award granted under the 1998 Purchase Plan will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, as may be determined by the Compensation Committee, in the event of any other change affecting the number or kind of outstanding shares of Common Stock. In the event of the dissolution or liquidation of the Company, the Board may, in its discretion, accelerate the exercisability of all outstanding awards and/or terminate the same within a reasonable time thereafter.

WITHDRAWAL; TERMINATION OF EMPLOYMENT

     A participant may withdraw all, but not less than all, the payroll deductions credited to his account under the 1998 Purchase Plan at any time prior to an exercise date by giving written notice to the Company on a form provided for such purpose. If the participant withdraws from the offering period, all of the participant's payroll deductions credited to his account will be paid to the participant as soon as practicable after receipt of the notice of withdrawal and his option for the current offering period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such offering period or subsequent offering periods, except pursuant to a new subscription agreement filed in accordance with the 1998 Purchase Plan.

     Upon termination of the participant's continuous status as an employee prior to an exercise date of an offering period for any reason, including retirement or death, the payroll deductions accumulated in his account will be returned to him as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under the 1998 Purchase Plan, and his option will be automatically canceled.

     In the event an employee fails to remain in continuous status as an employee for at least 20 hours per week during an offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the 1998 Purchase Plan, and the payroll deductions credited to his account will be returned to the participant and the option canceled.

     A participant's withdrawal from an offering period will not have any effect upon his eligibility to participate in a succeeding offering period or in any similar plan that may hereafter be adopted by the Company.

     All payroll deductions received or held by the Company under the 1998 Purchase Plan may be used by the Company for any corporate purpose, and the Company is not obligated to segregate such payroll deductions.

FEDERAL INCOME TAX CONSEQUENCES OF ISSUANCE AND EXERCISE OF OPTIONS

     The following discussion of the Federal income tax consequences of the granting and exercise of options under the 1998 Purchase Plan, and the sale of shares of Common Stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides.

     The 1998 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of purchase of shares. Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend on the length of the holding period. If the shares are disposed of by the participant at least two years after the beginning of an offering period and at least one year from the date the shares are purchased, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price and (b) 15% of the fair market value of the shares on the first day of the offering period, will be treated as ordinary income. Any additional gain will be taxed at capital gain rates. If the shares are sold after such time and the sale price is less than the purchase price, the participant recognizes no ordinary income but instead a capital loss.

     If the shares are sold or otherwise disposed of before the expiration of such two-year and one-year periods, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the length of the holding period.

     The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon disposition of shares within two years from the date of grant or within one year from the date of purchase.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the 1998 Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     The affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of the 1998 Purchase Plan. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE 1998 PURCHASE PLAN.

                     APPROVAL OF 1998 STOCK INCENTIVE PLAN

     The Company's 1988 Stock Option Plan terminated in May 1998. Effective as of August 18, 1998, the Board of Directors adopted, at the recommendation of the Compensation Committee and subject to stockholder approval, the 1998 Stock Incentive Plan (the 'Plan'). Pursuant to the Plan, which is intended to replace the 1988 Plan, the Company may grant to eligible persons awards including, but not limited to, incentive stock options ('ISOs') within the meaning of Section 422(b) of the Code and non-incentive stock options ('NISOs').

     The following summary of certain features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Exhibit B. All capitalized terms used but not defined herein have the respective meanings ascribed to them in the Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE PLAN.

NATURE AND PURPOSE OF THE PLAN

     The purposes of the Plan are to induce certain individuals to remain in the employ of, or to continue to serve as directors of or as independent consultants to the Company and its present and future subsidiary corporations (each a 'Subsidiary'), as defined in section 424(f) of the Code, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors believes that the granting of awards under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

DURATION AND MODIFICATION

     The Plan will terminate not later than August 17, 2008. The Board of Directors may at any time terminate the Plan or make such modifications to the Plan as it may deem advisable. However, the Board may not, without approval by the stockholders of the Company, increase the number of shares of Common Stock as to which awards may be granted under the Plan, change the manner of determining stock option prices or change the class of persons eligible to participate in the Plan.

ADMINISTRATION OF THE PLAN

     The Plan is administered by the Compensation Committee, currently consisting of two non-employee directors. The members of the Compensation Committee are appointed annually by, and serve at the pleasure of, the Board of Directors, and the members of the Compensation Committee will not be compensated for serving on the Compensation Committee. Currently, the Compensation Committee is comprised of Messrs. Coleman and Scibelli.

     The Compensation Committee has discretion to determine the participants under the Plan, the types, terms and conditions of the awards, including performance and other earnout and/or vesting contingencies, permitting transferability of awards to third parties, interpreting the Plan's provisions and administering the Plan in a manner that is consistent with its purpose.

SECURITIES SUBJECT TO THE PLAN; MARKET PRICE

     The number of shares of Common Stock reserved for issuance upon exercise of awards granted under the Plan is 5,442,143, which is equal to the number of shares that were available for grant under the 1988 Plan before its May 1998 expiration.

     The closing sale price of a share of Common Stock on The Nasdaq Stock Market's National Market on August 24, 1998 was $7.00.

ELIGIBILITY AND EXTENT OF PARTICIPATION

     The Plan provides for discretionary grants of awards to employees, non-employee directors and consultants to the Company. As of August 24, 1998, approximately 700 people were eligible to receive awards under the Plan.

     In addition, directors who are not also employees of the Company receive an annual grant (in October 1998 and each August thereafter) of options to purchase 18,750 shares of Common Stock under the Plan at the fair market value of a share of Common Stock on the date of grant.

     No single participant may receive stock options and/or stock appreciation rights under the Plan in any one calendar year to purchase more than 400,000 shares of Common Stock.

     The maximum number of shares of Common Stock that may be issued in conjunction with other awards under the Plan is 2,721,072, or one-half of the total number of shares reserved for issuance under the Plan. The maximum payment that may be made for awards granted to any one individual for any single or combined performance goals established for a specified performance period under the Plan is $2,000,000. A specified performance period for purposes of this performance goal payment limit may not exceed a 60 consecutive month period.

STOCK OPTIONS

     Under the Plan, the Compensation Committee may grant awards in the form of options to purchase shares of Common Stock. The Compensation Committee will determine the types, terms and conditions of all option grants. The initial per share exercise price for an ISO may not be less than the fair market value of a share of Common Stock on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company. The initial per share exercise price for a NISO may not be less than 85% of the fair market value of a share of Common Stock on the date of grant.

     No option granted pursuant to the Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to participants who own more than 10% of the total combined voting power of all classes of stock of the Company at the time the ISO is granted may not be exercised more than five years after the date of grant. No participant may be granted ISOs which are exercisable for the first time in any one calendar year with respect to Common Stock having an aggregate fair market value in excess of $100,000 on the date of grant.

STOCK APPRECIATION RIGHTS

     The Plan authorizes the Compensation Committee to grant SARs either in tandem with a stock option or other award or independent of an award. An SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the SAR's exercise price to the market value of a share of Common Stock on the date of the exercise. The payment may be made in cash, shares of Common Stock or a combination thereof.

STOCK AWARDS

     The Plan also permits the grant of stock awards. A stock award is a grant of shares or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future. Each award will be subject to conditions, restrictions and contingencies established by the Compensation Committee. Such performance goals are to be established by the Compensation Committee and shall be related to cash generation targets, profit, revenue and market share targets, profitability targets as measured by return ratios, shareholder returns and other related criteria. The Compensation Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on Company or other business unit performance and/or on performance as compared with that of other publicly traded companies.

VOTING RIGHTS

     Participants do not have any interest or voting rights in shares covered by their awards until the awards have been exercised and a certificate for such shares shall have been issued.

ADJUSTMENTS

     The number of shares available for grant under the Plan and covered by each award granted thereunder will be adjusted in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, as may be determined by the Compensation Committee, in the event of any other change affecting the number or kind of outstanding shares of Common Stock. In the event of the dissolution or liquidation of the Company, the Board may, in its discretion, accelerate the payment of any award, exercisability of outstanding awards and/or terminate the same within a reasonable time thereafter.

FEDERAL INCOME TAX CONSEQUENCES OF ISSUANCE AND EXERCISE OF STOCK OPTIONS

     The following discussion of the Federal income tax consequences of the granting and exercise of stock options under the Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides.

  Non-Incentive Stock Options:

     No income will be recognized by an optionee at the time a NISO is granted.

     Ordinary income will be recognized by an optionee at the time a NISO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. This ordinary (compensation) income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in money.

     Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a NISO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the sum of the exercise price of an option and the amount included in income with respect to the option.

     If an optionee makes payment of the exercise price by delivering shares of Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received.

     The Company will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of his NISO, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

  Incentive Stock Options:

     In general, neither the grant nor the exercise of an ISO will result in taxable income to an optionee or a deduction to the Company. However, for purposes of the alternative minimum tax, the spread on the exercise of an incentive stock option will be considered as part of the optionee's income.

     The sale of the shares of Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an optionee must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

     If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary (compensation) income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of such ordinary income.

     If an optionee makes payment of the exercise price by delivering shares of Common Stock, he generally will not recognize any gain with respect to such shares as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an ISO will be treated as a taxable disposition if the transferred shares were not held by the participant for the requisite holding period.

CERTAIN INFORMATION WITH RESPECT TO OPTIONS GRANTED

     The following table sets forth, with respect to the Named Executive Officers as of August 31, 1997, all current executive officers as a group, all current non-employee directors as a group and all employees (excluding current executive officers) as a group, the number of shares of Common Stock subject to options that have been granted to date during the fiscal year ended August 31, 1998, subject to stockholder approval of the Plan, and certain related information:

   NAME OF INDIVIDUAL                                                                    NUMBER OF SHARES
           OR                                                        DOLLAR VALUE           SUBJECT TO
   IDENTITY OF GROUP                    POSITION                        ($)(1)             OPTIONS (#)
------------------------  -------------------------------------   -------------------    ----------------
Gregory E. Fischbach....  Co-Chairman, President and                       NA                       0
                            Chief Executive Officer
James Scoroposki........  Co-Chairman, Senior Executive Vice               NA                       0
                            President, Treasurer and Secretary
Robert Holmes(2)........                                                   NA                       0
J. Mark Hattendorf(3)...                                                   NA                       0
Anthony Williams(4).....                                                   NA                       0
All current executive
  officers as a group (5
  persons)..............                                                   NA                  40,000
All current non-employee
  directors as a group
  (5 persons)(5)........                                                   NA                       0
All employees (excluding
  current executive
  officers) as a group
  (688 persons).........                                                   NA                  75,000

------------------
(1) The exercise price of the options was $7.375 per share, the closing sale price of a share of Common Stock on The Nasdaq Stock Market's National Market on the date of grant.

(2) Mr. Holmes relinquished his position as President of the Company on October 3, 1996. See 'Executive Compensation--Employment Contracts, Termination of Employment and Change-in-Control Arrangements.'

(3) Mr. Hattendorf resigned from his position with the Company effective as of November 7, 1997. See 'Executive Compensation--Employment Contracts, Termination of Employment and Change-in-Control Arrangements.'

(4) Mr. Williams resigned from his position as Executive Vice President of the Company effective February 2, 1998. See 'Executive Compensation--Employment Contracts, Termination of Employment and Change-in-Control Arrangements.'

(5) The Plan contemplates the automatic grant of options to purchase 18,750 shares of Common Stock to each non-employee director upon stockholder approval of the Plan. See '--Eligibility and Extent of Participation.'

     The affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of the Plan. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE PLAN.

                             SELECTION OF AUDITORS

     At the recommendation of the Audit Committee, the Board of Directors has selected KPMG Peat Marwick LLP ('KPMG') to serve as auditors of the Company for the fiscal year ending August 31, 1998. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of auditors and, if the stockholders disapprove of the selection, intends to consider the selection of other auditors for the current fiscal year.

     Representatives of KPMG are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS. UNLESS OTHERWISE INDICATED, THE ACCOMPANYING FORM OF PROXY WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITORS.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On July 24, 1996, at the recommendation of its Audit Committee, the Board of Directors of the Company adopted a resolution (i) not to retain Grant Thornton LLP ('GT') as the Company's independent auditors for the fiscal year ending August 31, 1996 and (ii) to engage KPMG as the Company's independent auditors for the fiscal year ending August 31, 1996. GT was so advised on July 25, 1996.

     The reports of GT on the Company's consolidated financial statements as of and for the two years ended August 31, 1995 and 1994 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of GT on the Company's financial statements for the fiscal year ended August 31, 1995 contains a modification as to uncertainty relating to the eventual outcome of certain class action lawsuits in which the Company and certain of its current and former officers and directors were named as defendants.

     During the Company's two fiscal years ended August 31, 1995 and in the interim period from September 1, 1995 through July 24, 1996, there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused them to make reference thereto in their report(s) on the Company's financial statements for such fiscal year(s) or for such interim period, except:

          (a) A matter, which was resolved to GT's satisfaction, in respect of the timing of the recognition of certain revenues from nonrefundable, recoupable exclusivity fees, which had been included in revenues for the fourth quarter of fiscal 1995 in the October 1995 announcement by the Company of its financial results for fiscal 1995. The Audit Committee and/or senior management of the Company, on the one hand, and GT, on the other hand, had several discussions in respect of such matter. The matter was resolved by the Company revising such announced financial results to exclude such revenues from its financial results for fiscal 1995.

          (b) A matter, which was resolved to GT's satisfaction, in respect of the balance sheet presentation of a $19 million loan from Midland Bank plc. As of August 31, 1995, the Company did not meet a financial ratio covenant in the loan agreement relating to such loan. The Company's senior management and GT discussed this matter, which was resolved by the Company reclassifying the $19 million loan from long term debt to current liabilities.

     In addition, GT proposed several audit adjustments that were not recorded by the Company because they were considered by the Company and GT to be immaterial to the Company's consolidated financial statements for fiscal 1995 taken as a whole.

     During the Company's two fiscal years ended August 31, 1995 and the interim period from September 1, 1995 through July 24, 1996, there were no 'reportable events' as defined in Item 304(a)(1)(v) of Regulation S-K ('Regulation S-K') promulgated under the Securities Exchange Act of 1934, except as follows:

          By letter dated April 15, 1996, GT advised the Company that they had noted certain internal control structure matters that related to significant deficiencies in the design or operation of the Company's internal control structure, relating to the quality and depth of financial management, analysis of significant estimates, lack of internal audit function and accounting for capitalized software costs, that, in their judgment, could adversely affect the Company's ability to record, process, summarize and report financial data consistent with the assertions of management in the Company's financial statements.

     In May 1996, KPMG was retained to conduct a review of certain internal controls to identify and assist the Company to implement any additional necessary steps to strengthen its internal controls.

     A member of the Audit Committee and/or senior management discussed the subject matter of each item described above with GT, and the Company authorized GT to respond fully to all inquiries of KPMG concerning the subject matter thereof.

     In response to the Company's draft Form 8-K filing presented to GT, the Company received the following letter dated July 31, 1996 from GT which was filed as an Exhibit to the Company's Form 8-K filed with the Commission:

    Securities and Exchange Commission
     Washington, D.C. 20549
    Re: Acclaim Entertainment, Inc.
         File No. 0-16986

     Dear Sir or Madam:

          We have read Item 4 of the Form 8-K of Acclaim Entertainment, Inc. We believe it should be supplemented and, in part, amended to reflect the following:

          With regard to the interim period from September 1, 1995 through July 24, 1996, we were not engaged to perform timely reviews of the fiscal 1996 quarterly consolidated financial statements of the Registrant. On July 17, 1996, however, we were engaged to perform a review of the quarterly consolidated financial statements of the Registrant for each of the first three quarters of the fiscal year ending August 31, 1996 in respect of the Registrant's filing on Form S-3 on behalf of certain selling shareholders. On July 25, 1996, the Registrant orally advised us of our termination as their independent accountants. In connection with such review, certain matters, which were still pending at the time of our termination, may have resulted in additional disagreements and/or reportable events had we completed our procedures. These matters included the following:

          o the recognition and/or disclosure of a settlement offer pertaining to the Lazer-Tron class action litigations.

          o the recoverability asessments pertaining to excess of costs over net assets acquired attributable to Acclaim Comics, Inc.

          o the findings of the 'internal controls audit' being conducted by KPMG Peat Marwick.

          With regard to reportable events, we had issued our Internal Control Structure/Reportable Conditions letter dated April 15, 1996 (an initial draft of which was provided to the Registrant on January 25, 1996) summarizing reportable conditions and recommendations which specifically addressed the Registrant's quality and depth of financial management, analysis of significant estimates, lack of internal audit function and accounting for capitalized software costs. Further, the reportable conditions discussed therein are those that we had noted as of December 8, 1995 in conjunction with our audit of the Registrant's consolidated financial statements as of and for the year ended August 31, 1995; we have not updated our procedures regarding such matters since that date. We have not discussed with the Audit Committee the subject matter of our Internal Control Structure/Reportable Conditions letter, despite our requests to the Registrant to meet with the Audit Committee for that purpose.

          With regard to the subject matter of the disagreements set forth in
     Item 4 which are contained in more detail in our Report to the Audit Committee dated April 15, 1996 (an initial draft of which was provided to the Registrant on January 18, 1996), please be advised that we had a telephonic discussion on December 4, 1995 with the Audit Committee addressing only disagreements that had occurred through that date.

          In connection with the Registrant's filing on Form S-3 referred to above, we requested the Proxy Statement for the upcoming Annual Shareholders' meeting which would be incorporated by reference in the Form S-3, thereby forming a part of the registration statement. Professional standards require that we read such information. We were informed by the Registrant as recently as July 23, 1996 that the Proxy Statement was not available for our review. On July 24, 1996, through EDGAR, we independently obtained a copy of such requested Proxy Statement and learned that the Registrant had filed such Proxy Statement with the Securities and Exchange Commission on July 18, 1996. We viewed this as a restriction placed by the Registrant on information requested by us during the conduct of our procedures.

          With regard to the Registrant's retention of KPMG Peat Marwick to conduct an 'internal controls audit,' we did not discuss this matter with the Registrant's Audit Committee and/or senior management. However, as described in our Report to the Audit Committee dated April 15, 1996 (an initial draft of which was provided to the Registrant on January 18, 1996), we were informed by management that the

     Registrant's legal counsel retained KPMG Peat Marwick to assist in responding to the Securities and Exchange Commission's Division of Enforcement. Further, we have no knowledge as to the specific matters on which KPMG Peat Marwick was consulted.

                                   * * * * *

     With regard to the following statements made by the Registrant in Item 4 of Form 8-K dated July 24, 1996, we have no basis for agreeing or disagreeing with:

          o the first sentence of Item 4 with respect to the July 24, 1996 Board of Directors resolution.

          o the last sentence to the first paragraph of Item 4 with respect to the Registrant's press release and any information contained therein.

          o the last sentence to the second subparagraph (b) of the third paragraph of Item 4 with respect to the matter referred to in such paragraph being resolved with the bank.

          o the sixth paragraph of Item 4 with respect to the May 1996 retention of KPMG to conduct an 'internal controls audit.'

          Very truly yours,

          GRANT THORNTON LLP

     In response to GT's letter of July 31, 1996, the Company notes the following:

          (a) Notwithstanding the fact that GT was not retained to perform formal reviews of the Company's financial statements for the first, second and third quarters of fiscal 1996, GT provided the Company with extensive advice and consultation regarding the appropriate presentation of such quarterly financial statements and also advised on the accounting theories and methodologies applied; and

          (b) In connection with GT's review of the Company's quarterly financial statements for each of the first three quarters of fiscal 1996 in respect of the Company's Registration Statement of Form S-3, GT advised the Company on Tuesday, July 23, 1996, that it had completed its review procedures, that there were no outstanding issues for further discussion and that GT would release its consent in connection with the Form S-3. In addition, on Tuesday, July 23, 1996, the Company delivered to GT its management representation letter, which generally signifies the completion of the review procedure. The Company delivered to GT a copy of the Proxy Statement relating to its annual meeting of stockholders to be held on August 7, 1996. On July 24, 1996, the Company was advised by GT that, upon review of the Proxy Statement, GT noted that auditors had not yet been retained for fiscal 1996 and accordingly, GT would not release its consent unless they were appointed as the Company's auditors for fiscal 1996. GT subsequently raised the matters discussed in GT's letter, which are disputed by the Company as indicated above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. James Scoroposki, an officer, director and principal stockholder of the Company, is the sole stockholder, a director and president of a sales representative organization selling interactive entertainment software and a stockholder, director and executive vice president of another sales representative organization selling interactive entertainment software. Such sales representative organizations act as sales representatives for the Company, receive commissions from the Company with respect to interactive entertainment software sold by them and will continue to do so during the fiscal year ending August 31, 1998. For the fiscal year ended August 31, 1997, the commissions paid by the Company to these sales representative organizations amounted to approximately $535,000. The agreements between the Company and these sales representatives are on terms that are at least as favorable to the Company as could have been obtained from unaffiliated third parties. In addition to representing the Company's products, these companies also represent competitors of the Company who distribute software, and derive most of their revenue from representing companies other than the Company.

     Mr. Scoroposki is also the sole shareholder of The Crescent Club, which provides restaurant services and related entertainment and meeting facilities to the Company and will continue to do so for the fiscal year ending August 31, 1998. For the fiscal year ended August 31, 1997, payments made by the Company to The Crescent Club amounted to approximately $66,000.

     The firm of Fischbach, Perlstein & Liebermann LLP, of which Bernard J. Fischbach, a director of the Company, is a partner, performs legal services for the Company and will continue to do so for the fiscal year ending August 31, 1998. Payments made by the Company for said services amounted to approximately $885,000 for the fiscal year ended August 31, 1997. In addition, in fiscal 1997, Mr. Fischbach received options under the 1988 Plan to purchase 200,000 shares of Common Stock at an exercise price of $4.875 per share in consideration of services rendered to the Company.

     The firm of Groman, Ross and Tisman, P.C., of which Robert H. Groman, a director of the Company, is a partner, also performs legal services for the Company and will continue to do so for the fiscal year ending August 31, 1998. Payments made by the Company for said services amounted to approximately $38,000 for the fiscal year ended August 31, 1997.

     In fiscal 1998, the Company made a loan in the aggregate amount of $550,000 to Paul Eibeler, an executive officer of the Company, in connection with his relocation. The loan, which was made before Mr. Eibeler became an executive officer of the Company, is outstanding in full, bears no interest and is to be repaid over a five-year period.

     In fiscal 1998, the Company made a personal loan in the aggregate amount of $200,000 to Rodney Cousens, an executive officer of the Company. The loan, which was made before Mr. Cousens became an executive officer of the Company, is outstanding in full, bears interest at the applicable federal rate and is payable on demand.

                                 MISCELLANEOUS

     Any proposal of an eligible stockholder intended to be presented at the next annual meeting of stockholders of the Company must be received by the Company by January 15, 1999 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Notice of any proposal of an eligible stockholder outside the processes of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, in order to be considered timely, must be received by the Company by January 15, 1999. The Company anticipates holding its next annual meeting of stockholders in the Spring of 1999.

     The Board of Directors does not intend to present and knows of no others who intend, nor has it received timely notice of any stockholder's intention, to present at the Meeting any matter or business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders. If other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their judgment.

     The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. Officers and regular employees may solicit proxies by mail, telephone, telegraph and personal interview, for which no additional compensation will be paid. The Company may reimburse persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to their principals.

     Copies of the Annual Report to Stockholders for the fiscal year ended August 31, 1997 are being mailed to stockholders simultaneously with this Proxy Statement.

                                          By order of the Board of Directors,

                                          JAMES SCOROPOSKI
                                          Secretary

Glen Cove, New York
August 24, 1998

                                                                       EXHIBIT A

                          ACCLAIM ENTERTAINMENT, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                         (EFFECTIVE AS OF MAY 4, 1998)

     The following constitutes the provisions of the Employee Stock Purchase Plan (herein called the 'Plan') of Acclaim Entertainment, Inc. (herein called the 'Company').

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its subsidiaries with an opportunity to purchase shares of Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an 'Employee Stock Purchase Plan' under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.  Definitions.

     (a)  'Board' means the Board of Directors of the Company.

     (b)  'Code' means the Internal Revenue Code of 1986, as amended.

     (c) 'Common Stock' means the common stock, $0.02 par value, of the Company.

     (d) 'Compensation' means base pay plus incentives, bonuses, royalties and overtime.

     (e) 'Continuous Status as an Employee' shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

     (f) 'Employee' means any person, including an officer, who is an employee of the Company or a Designated Subsidiary whose customary employment is at least twenty (20) hours per week and more than five (5) months in any calendar year.

     (g) 'Designated Subsidiary' means a Subsidiary which has been designated by the Board in its sole discretion as eligible to participate in the Plan.

     (h) 'Exercise Date' means the last business day of each Exercise Period in an Offering Period.

     (i) 'Exercise Period' means a six-month period commencing on an Offering Date, or on the first business day after any Exercise Date in an Offering Period provided however, that the first Exercise Period under the Plan shall end on the later to occur of six (6) months after the Offering Date and the date of stockholder approval of the Plan; provided, further, however, that the second Exercise Period under the Plan shall be shortened by the number of days, if any, by which the first Exercise Period exceeds six (6) months.

     (j) 'Offering Date' means the first day of each Offering Period of the Plan.

     (k) 'Offering Period' means a period of twenty-four (24) months consisting of four (4) Exercise Periods during which options granted pursuant to the Plan may be exercised.

     (l) 'Subsidiary' means any corporation in which the Company owns, directly or indirectly, 50% or more of the voting shares.

     3.  Eligibility.

     (a) General Rule. Any person who is an Employee on the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code; provided, however, that an Employee working in a country whose laws make participation in the Plan impractical and/or illegal shall not be eligible to participate in the Plan.

     (b) Exceptions. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan if (i) immediately after the grant, such Employee (or any other person whose stock ownership shall be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary of the Company, or
(ii) the rate of withholding under such option would permit the employee's rights to purchase shares under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Period. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on or about each June 1 and December 1. The Board of Directors of the Company shall have the power to change the duration of an Offering Period with respect to future offerings without stockholder approval, if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

     5.  Participation.

     (a) An Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with payroll not less than fifteen (15) days prior to the Offering Date of the first Offering Period with respect to which it is to be effective, unless a later time for filing the subscription agreement is set by the Compensation Committee for all eligible Employees with respect to such Offering Period. Once enrolled, the Employee remains enrolled in each subsequent Offering Period of the Plan at the designated payroll deduction unless the Employee withdraws by providing the Company with a written notice of withdrawal or files a new subscription agreement prior to the applicable Offering Date changing the Employee's designated payroll deduction. An Employee may participate in only one Offering Period at a time.

     (b) Payroll deductions for a participant shall commence with the first payroll following the Offering Date, or the first payroll following the date of valid filing of the subscription agreement, whichever is later, and shall end when terminated by the participant as provided in paragraph 10.

     6.  Payroll Deductions.

     (a) At the time a participant files his or her subscription agreement, he shall elect to have payroll deductions made on each payday during all subsequent Offering Periods at a rate not exceeding ten percent (10%), or such other rate as may be determined from time to time by the Board, of the Compensation which he or she would otherwise receive on such payday, provided that the aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%), or such other percentage as may be determined from time to time by the Board, of the Compensation which he or she would otherwise have received during said Offering Period.

     (b) All payroll deductions authorized by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

     (c) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may change the rate of his or her payroll deduction during an Offering Period by completing and filing with the Company a new authorization for payroll deduction, provided that the Compensation Committee of the Board (the 'Compensation Committee') or the Board may, in its discretion, impose reasonable and uniform restrictions on participants' ability to change the rate of payroll deductions. The change in rate shall be effective no later than fifteen (15) days following the Company's receipt of the new authorization. A participant may decrease or increase the amount of his or her payroll deductions as of the beginning of an Offering Period by completing and filing with the Company, at least fifteen (15) days prior to the beginning of such Offering Period, a new payroll deduction authorization.

     (d) If a participant decreases his or her payroll deduction to 0% during an Exercise Period, his or her participation in the Offering Period shall continue and payroll deductions shall commence at the rate provided in the participant's previous subscription agreement at the beginning of the next succeeding Exercise Period, unless otherwise directed by the participant on the election form provided by the Company.

     (e) Notwithstanding the foregoing, to the extent necessary, but only to such extent, to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be automatically decreased to 0% at such time during any Exercise Period. Payroll deductions shall commence at the rate provided in such participant's subscription agreement at the beginning of the next succeeding Exercise Period, unless terminated by the participant as provided in paragraph 10.

     7.  Grant of Option.

     (a) On each Offering Date, each participant shall be granted an option to purchase on each Exercise Date (at the per share option price) a number of full shares of Common Stock arrived at by dividing such participant's total payroll deductions to be accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of Common Stock at the Offering Date and (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock at the Exercise Date; provided, however, that the maximum number of shares a participant may purchase during each Offering Period shall be equal to the lesser of (i) the quotient obtained by dividing $50,000 by the fair market value of a share of Common Stock on the Offering Date and (ii) the 'Maximum Cap' for each Offering Period; and provided further that such purchase shall be subject to the limitations set forth in Paragraphs 3(b) and 12 hereof. The 'Maximum Cap' for each Offering Period shall be the number of shares purchasable under the Plan during that Offering Period with the maximum payroll deductions permitted by paragraph 6(e) hereof, based upon the fair market value of the Common Stock at the beginning of the Offering Period. The fair market value of a share of Common Stock shall be determined as provided in paragraph 7(b) herein.

     (b) The option price per share of a share of Common Stock shall be the lower of: (i) eighty-five percent (85%) of the fair market value of a share of Common Stock at the Offering Date; and (ii) eighty-five percent (85%) of the fair market value of a share of Common Stock at the Exercise Date. The fair market value of the Common Stock on any date, if the Common Stock is then listed on a national securities exchange or traded on the NASDAQ National Market System, shall be equal to the closing sale price of a share of Common Stock on the business day preceding such date or, if there is no sale of the Common Stock on such business day, the average of the bid and asked prices on such exchange or system at the close of trading on such business day or, if the shares of Common Stock are not then listed on a national securities exchange or such system on such date, the fair market value of a share of Common Stock on such date as shall be determined in good faith by the Board.

     8. Exercise of Option. Unless a participant withdraws from the Offering Period as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically at each Exercise Date, and the maximum number of full shares subject to option will be purchased at the applicable option price with the accumulated payroll deductions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by the participant.

     9. Delivery. As promptly as practicable after each Exercise Date of an Offering Period, the Company shall arrange delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the Exercise Date of each Offering Period which merely represents a fractional share shall be credited to the participant's account for the next subsequent Offering Period; any additional cash shall be returned to said participant.

     10.  Withdrawal: Termination of Employment.

     (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account under the Plan at any time prior to an Exercise Date by giving written notice to the Company on a form provided for such purpose. If the participant withdraws from the Offering Period, all of the participant's payroll deductions credited to his or her account will be paid to the participant as soon as practicable after receipt of the notice of withdrawal and his or her option for the current Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares will be made during such Offering Period or subsequent Offering Periods, except pursuant to a new subscription agreement filed in accordance with paragraph 6 hereof.

     (b) Upon termination of the participant's Continuous Status as an Employee prior to an Exercise Date of an Offering Period for any reason, including retirement or death, the payroll deductions accumulated in his or her account will be returned to him or her as soon as practicable after such termination or, in the case of death, to the person or persons entitled thereto under paragraph 14, and his or her option will be automatically canceled.

     (c) In the event an Employee fails to remain in Continuous Status as an Employee for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to his or her account will be returned to the participant and the option canceled.

     (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar plan that may hereafter be adopted by the Company.

     11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     12.  Stock.

     (a) The number of shares of Common Stock which shall be reserved for sale under the Plan shall be 3,000,000, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. The shares to be sold to participants in the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company shall given written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall return any excess funds accumulated in each participant's account as soon as practicable after the affected Exercise Date of such Offering Period.

     (b) The participant will have no interest or voting rights in shares covered by his or her option until such option has been exercised.

     (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant.

     13. Administration. The Plan shall be administered by the Compensation Committee. The administration, interpretation or application of the Plan by the Compensation Committee shall be final, conclusive and binding upon all participants.

     14.  Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the participant's account under the Plan in the event of such participant's death at a time when cash or shares are held for his or her account.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may reasonably designate.

     15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees as soon as practicable following each Exercise Date.

     18. Adjustments Upon Changes in Capitalization. In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any option and the number of shares of Common Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option shall be adjusted by adding to each share the number of shares which would be distributed thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of share of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Common Stock then subject to any option and for each share of Common Stock which may be purchased upon the exercise of options granted under the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

     In the event that there shall be any change, other than as specified in the first paragraph of Section 18 hereof, in the number or kind of outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any option and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an option, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each option.

     In the case of any substitution or adjustment in accordance with the provisions of this Section 18, the option price in each option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 18.

     No adjustment or substitution provided for in this Section 18 shall require the Company to sell a fractional share under any option.

     In the event of dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its discretion, may accelerate the exercise of each option and/or terminate the same within a reasonable time thereafter.

     19. Amendment or Termination. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination will affect options previously granted. Except as provided in paragraph 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary, but only to such extent, to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval of an amendment in such a manner and to such a degree as so required.

     20. Notices. All notices or other communications by a participant to the Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and degree required under the Delaware General Corporation Law.

     22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

                                                                       EXHIBIT B

                          ACCLAIM ENTERTAINMENT, INC.
                           1998 STOCK INCENTIVE PLAN
                  (AS ADOPTED EFFECTIVE AS OF AUGUST 18, 1998)

  1. Purpose.

     The purposes of this 1998 Stock Incentive Plan (the 'Plan') are to induce certain individuals to remain in the employ of, or to continue to serve as directors of or as independent consultants to, Acclaim Entertainment, Inc. (the 'Company') and its present and future subsidiary corporations (each a 'Subsidiary'), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the 'Code'), to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the 'Board') believes that the granting of awards (the 'Awards') under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

  2. Shares Subject to Plan.

     The maximum number of shares of the common stock, par value $0.02 per share (the 'Common Stock'), of the Company that may be delivered to participants ('Participants') and their beneficiaries under the Plan shall be 5,442,143. For purposes of this Section 2, the number of shares that may be delivered under the Plan shall be determined after giving effect to the use by a Participant of the right, if granted, to deliver shares of Common Stock in payment of all or a portion of the option price or the use by a Participant of the right, if granted, to cause the Company to withhold from the shares of Common Stock otherwise deliverable to him or her upon the exercise of stock options shares of Common Stock in payment of all or a portion of his or her withholding obligation arising from such exercise (i.e., only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan). If any Awards expire or terminate for any reason without having been exercised in full, new Awards may thereafter be granted with respect to the unpurchased shares subject to such expired or terminated Awards.

  3. Administration.

     (A) The Plan shall be administered by a committee (the 'Committee') which shall consist of two or more members of the Board. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no Committee shall have been appointed, the Plan shall be administered by the Board. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held except that the Committee may delegate to any one of its members the authority of the Committee with respect to the grant of Awards to a person who shall not be an officer and/or director of the Company and who is not, and may not reasonably be expected to become, a 'covered employee' within the meaning of section 162(m)(3) of the Code. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by a member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

     (B) The Committee's powers and authority shall include, but not be limited to (i) selecting individuals for participation who are employees or consultants of the Company and any subsidiary of the Company or other entity in which the Company has a significant equity or other interest as determined by the Committee, and members of the Board; (ii) determining the types and terms and conditions of all awards granted, including performance and other earnout and/or vesting contingencies; (iii) permitting transferability of awards to third parties; (iv) interpreting the Plan's provisions; and (v) administering the Plan in a manner that is consistent with its purpose. The Committee's determination on the matters referred to in this Section 3(B) shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Award shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Award shall be final, binding and conclusive.

  4. Types of Awards.

     An Award may be granted singularly, in combination with another Award(s) or in tandem whereby exercise or vesting of one Award held by a Participant cancels another award held by the Participant. Subject to Section 6 hereof, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company. The types of Awards that may be granted under the Plan include:

          (A) A stock option, which represents a right to purchase a specified number of shares of Common Stock during a specified period at a price per share which is no less than that required by Section 6 hereof. Options will be either (a) 'incentive stock options' (which term, when used herein, shall have the meaning ascribed thereto by the provisions of section 422(b) of the Internal Revenue Code of 1986, as amended (the 'Code')) or (b) options which are not incentive stock options ('non-incentive stock options'), as determined at the time of the grant thereof by the Committee.

          (B) A stock appreciation right, which is a right to receive a payment in cash, shares of Common Stock or a combination, equal to the excess of the aggregate market price at time of exercise of a specified number of shares of Common Stock over the aggregate exercise price of the stock appreciation rights being exercised.

          (C) A stock award, which is a grant of shares or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future. Each stock award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such awards shall consist of cash generation targets, profit, revenue and market share targets, profitability targets as measured by return ratios, shareholder returns and other related criteria. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes with the measurement based on Company or business unit performance and/or on performance as compared with that of other publicly traded companies.

  5. Eligibility.

     (A) An Award may be granted only to (i) employees of the Company or a Subsidiary, (ii) directors of the Company or a Subsidiary who are not employees of the Company or a Subsidiary ('Outside Directors'), (iii) employees of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume and (iv) independent consultants who render services to the Company or a Subsidiary.

     (B) On each of (i) the date of shareholder approval of the Plan and (ii) the first business day of each August thereafter, each Outside Director shall be granted a stock option to purchase 18,750 shares of Common Stock; provided, however, that the number of shares subject to a stock option granted to an Outside Director during the calendar year in which he or she becomes an Outside Director shall be equal to 18,750 multiplied by a fraction, the numerator of which shall be the number of regular meetings remaining during such calendar year after his or her election as a director and the denominator of which shall be four.

  6. Stock Option Prices and Fair Market Value.

     (A) Except as otherwise provided in Sections 6(C) and 14 hereof, the initial per share option price of any stock option which is an incentive stock option shall not be less than the fair market value of a share of Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time a stock option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

     (B) Except as otherwise provided in Sections 6(C) and 14 hereof, the initial per share option price of any stock option which is a non-incentive stock option shall not be less than 85% of the fair market value of a share of Common Stock on the date of grant.

     (C) The initial per share option price of any stock option which is granted to an Outside Director shall be equal to the fair market value of a share of Common Stock on the date of grant.

     (D) For all purposes of this Plan, the fair market value of a share of Common Stock on any date, if the Common Stock is then listed on a national securities exchange or traded on the NASDAQ National Market System, shall be equal to the closing sale price of a share of Common Stock or, if there is no sale of the Common Stock on such date, the average of the bid and asked prices on such exchange or system at the close of trading on such business day or, if the shares of Common Stock are not then listed on a national securities exchange or such system on such date, the fair market value of a share of Common Stock on such date as shall be determined in good faith by the Committee.

  7. Option Term.

     Options shall be granted for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 14 hereof, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof; and provided, further, however, that the term of an Option granted to an Outside Director in accordance with the provisions of
Section 5(B) hereof shall be ten years from the date of the granting thereof.

  8. Limitation on Amount of Awards Granted.

     (A) Except as otherwise provided in Section 14 hereof, the aggregate fair market value of the shares of Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

     (B) No Participant shall be granted stock options and/or stock appreciation rights during any calendar year to purchase more than 400,000 shares of Common Stock.

     (C) Subject to Section 8(D), the following additional maximums are imposed under the Plan. The maximum number of shares of Common Stock that may be covered by stock options intended to be incentive stock options shall be 5,442,143. The maximum number of shares of Common Stock that may be issued in conjunction with Awards granted pursuant to Section 4(C) shall be 2,721,072. The maximum payment that may be made for awards granted to any one individual pursuant to Section 4(C) hereof shall be $2,000,000 for any single or combined performance goals established for a specified performance period. For purposes of payments under
Section 4(C) hereof, the value of the Common Stock for determining this maximum individual payment amount will be the closing price of a share of Common Stock on the first day of the applicable performance period. A specified performance period for purposes of this performance goal payment limit shall not exceed a sixty (60) consecutive month period.

     (D) Subject to the overall limitation on the number of shares of Common Stock that may be delivered under the Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

  9. Adjustment of Number of Shares.

     (A) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award, the number of shares of Common Stock available for purchase or delivery under the Plan but not yet covered by an Award and the number of shares of Common Stock to be subject to a stock option to be issued to an Outside Director shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Common Stock then subject to any Award, for each share of Common Stock which may be issued under the Plan but not yet covered by an Award, for each share of Common Stock which may be purchased upon the exercise of stock options granted under the Plan but not yet covered by a stock option and for each share of Common Stock to be subject to a stock option to be issued to an Outside Director, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

     (B) In the event that there shall be any change, other than as specified in
Section 9(A) hereof, in the number or kind of outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an Award, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Award.

     (C) In the case of any substitution or adjustment in accordance with the provisions of this Section 9, the option price in each stock option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 9.

     (D) No adjustment or substitution provided for in this Section 9 shall require the Company to issue a fractional share under any Award or to sell a fractional share under any stock option.

     (E) In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, the Board, in its discretion, may accelerate the payment of any Award, the exercisability of each Award and/or terminate the same within a reasonable time thereafter.

  10. Purchase for Investment, Withholding and Waivers.

     (A) Unless the delivery of shares under any Award shall be registered under the Securities Act of 1933, such Participant shall, as a condition of the Company's obligation to deliver such shares, be required to represent to the Company in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

     (B) In the event of the death of a Participant, an additional condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

     (C) An additional condition of exercising any non-incentive stock option shall be the entry by the Participant into such arrangements with the Company with respect to withholding as the Committee shall determine.

  11. No Stockholder Status; No Restrictions on Corporate Acts; No Employment Right.

     (A) Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Common Stock covered by an Award unless and until a certificate for such share has been issued. Upon payment of the purchase price therefor, a share issued upon exercise of an Award shall be fully paid and non-assessable.

     (B) Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

     (C) Neither the existence of the Plan nor the grant of any Award shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.

  12. Termination and Amendment of the Plan.

     (A) The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of the holders of the shares of Common Stock, increase the number of shares of Common Stock as to which Awards may be granted under the Plan (as adjusted in accordance with the provisions of Section 9 hereof), or change the class of persons eligible to participate in the Plan, or change the manner of determining stock option prices. Except as otherwise provided in Section 14 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

     (B) The provisions of Section 5(B) hereof may not be amended except by the vote of the majority of the members of the Board and by the vote of the majority of the members of the Board who are not Outside Directors.

  13. Expiration and Termination of the Plan.

     The Plan shall terminate on August 17, 2008 or at such earlier time as the Board may determine; provided, however, that the Plan shall terminate as of its effective date in the event that it shall not be approved by the stockholders of the Company at its 1998 Annual Meeting of Stockholders. Awards may be granted under the Plan at any time and from time to time prior to its termination. Any Award outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Award shall have been exercised or shall have expired in accordance with its terms.

  14. Stock Options Granted in Connection With Acquisitions.

     In the event that the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred to as an 'Acquired Subsidiary'), stock options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding stock options to purchase securities of the Acquired Subsidiary. Such stock options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 12 hereof that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such stock options.

                          ACCLAIM ENTERTAINMENT, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 1, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints GREGORY E. FISCHBACH and JAMES SCOROPOSKI, or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (including all adjournments thereof) of ACCLAIM ENTERTAINMENT, INC. to be held on Thursday, October 1, 1998, at 10:00 A.M. at The Metropolitan Club, 3 Glen Cove Road, Glen Cove, New York. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1. ELECTION OF DIRECTORS
  / / FOR all nominees                           / / WITHHOLD AUTHORITY* to vote
                                                     for all nominees

  NOMINEES: Gregory E. Fischbach, James Scoroposki, Kenneth L. Coleman, Bernard
  J. Fischbach, Robert H. Groman, James Scibelli and Michael Tannen.

  *INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH INDIVIDUAL'S NAME.

2. APPROVAL of the Company's 1998 Employee Stock Purchase Plan as set forth in the accompanying Proxy Statement.

               / / FOR            / / AGAINST            / / ABSTAIN

3. APPROVAL of the Company's 1998 Stock Incentive Plan as set forth in the accompanying Proxy Statement.

               / / FOR            / / AGAINST            / / ABSTAIN

4. RATIFICATION of the appointment of KPMG Peat Marwick LLP as independent auditors for the year ending August 31, 1998.

               / / FOR            / / AGAINST            / / ABSTAIN

5. The proxy is authorized to transact such other business as may properly come before the meeting.

                                          This proxy, when properly executed,
                                          will be voted in the manner directed
                                          herein by the undersigned stockholder.
                                          If no direction is given, this proxy
                                          will be voted FOR items 1, 2, 3 and 4
                                          and in the discretion of said proxy on
                                          any other matter which may come before
                                          the meeting or any adjournments
                                          thereof.
                                          Dated: ________________________ , 1998

                                          ______________________________________
                                                        Print Name

                                          ______________________________________
                                                        Signature

                                          NOTE: When shares are held by joint
                                          tenants, both should sign. When
                                          signing as attorney, executor,
                                          administrator, trustee, custodian,
                                          guardian or corporate officer, please
                                          give your full title as such. If a
                                          corporation, please sign full
                                          corporate name by authorized officer.
                                          If a partnership, please sign in
                                          partnership name by authorized person.

               PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.